Exhibit 99.1

Graham Holdings Completes Acquisition of Hoover Treated Wood Products, Inc.

ARLINGTON, VA -April 3, 2017− Graham Holdings Company (NYSE: GHC) reported today that it has completed the transaction announced March 29, 2017 in which Graham Holdings Company has acquired Hoover Treated Wood Products, Inc., a Thomson, GA-based supplier of pressure impregnated kiln-dried lumber and plywood products for fire retardant and preservative applications. The purchase price was not disclosed.

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Contact:    Pinkie Mayfield
(703) 345-6450
Pinkie.Mayfield@ghco.com